UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2005

FORCE PROTECTION, INC.
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(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
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(State or other jurisdiction	(Commission File Number)	(IRS Employer of
incorporation)		Identification No.)

9801 Highway 78, #3, Ladson, SC	29456
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(Address of principal executive offices)	(Zip Code)

(843) 740-7015
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(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

On January 21, 2005, we issued 15,800 shares of Series D 6% Convertible Preferred Stock (“Series D Stock”) for gross proceeds of $15.8 million. The Series D Stock may convert at any time, in the holder’s discretion, into shares of our common stock. The initial conversion price will be $0.3125, subject to adjustment, but in no event lower than $0.175. Each share of Series D Stock will convert into the number of shares of our common stock equal to $1,000 divided by the conversion price.

Additionally, we issued warrants to purchase 31,600,000 shares of our common stock. The exercise price of the warrants will initially be $0.3125, subject to further adjustment, and the warrants expire January 19, 2008.

We agreed to register the resale of the common stock issuable upon conversion of the Series D Stock and exercise of the warrants.

The Series D Stock and the warrants were issued without registration under the Securities Act of 1933, as amended, pursuant to the exemption provided by Section 4(2) of the Securities Act and the regulations thereunder.

The terms and conditions of the Series D Stock, Warrants, Securities Purchase Agreement and Registration Rights Agreement are contained in the exhibits attached hereto. The foregoing description of the terms and conditions of the Series D Stock, Warrants, Securities Purchase Agreement and Registration Rights Agreement are qualified in their entirety by, and made subject to, the more complete information set forth in those exhibits.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits:

4.1	Certificate of Designation of Preferences, Rights and Limitations of Series D 6% Convertible Preferred Stock

4.2	Form of Warrant

4.3	Securities Purchase Agreement dated January 19, 2005

4.4	Registration Rights Agreement dated January 19, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
Registrant

Date: January 27, 2005	By:	/s/ Scott Ervin
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R. Scott Ervin
Interim Chief Executive Officer